Innovation
Indevus
Pharmaceuticals, Inc.
Indevus
Pharmaceuticals, Inc.

ENDO PHARMACEUTICALS

1 Indevus – A Unique Growth Opportunity Time Pain Pain Specialty Specialty Generics Generics Pelvic Pelvic Disease Disease Exhibit (a)(5)(L)

Tender Offer
This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Indevus common stock. The solicitation and the offer to purchase shares of Indevus common stock is being made pursuant to a tender offer statement on Schedule TO (including an offer to purchase, a letter of transmittal and related materials) that Endo and BTB Purchaser Inc. filed with the SEC on
January 7, 2009.  Indevus also filed a solicitation/recommendation statement on Schedule
14D-9 with the SEC with respect to the tender offer on January 7, 2009. Investors and
Indevus stockholders are urged to read both the tender offer statement (and related materials), as it may be amended from time to time, and the solicitation/recommendation statement, as it may be amended from time to time, because they contain important information.  Investors and security holders may obtain a free copy of these statements and other documents filed by Endo, BTB Purchaser Inc., Indevus and their affiliates with the SEC at the website maintained by the SEC at www.sec.gov.
In addition, the tender offer statement and related materials may be obtained for free at
Endo's website at www.endo.com or by directing such requests to Endo (Investor Relations)
at (610) 459-7158, IR@endo.com, or by calling MacKenzie Partners, the information agent for the offer toll-free at (800) 322-2885. The solicitation/recommendation statement and such other documents may be obtained by directing such requests to Indevus (Investor Relations)
at (781) 402-340, RDeCarlo@indevus.com.

Transaction Overview
• All cash tender offer for 100% of IDEV stock at $4.50 per share, plus the right to receive contingent payments
• Two contingent cash payments (approximately $267 M)
– NEBIDO® (up to $2.00 per IDEV share)
• $2 payable upon regulatory approval with unrestrictive labeling
-OR-
• $1 payable upon regulatory approval within three years with restrictive labeling plus;
• $1 payable upon achievement of $125 M in annual net sales in first five years post launch
– Octreotide implant approval within four years ($1.00 per IDEV share)
• Upfront cash utilized in transaction: ~$370 M
– 40% of cash, cash equivalents & marketable securities  (as of 9/30/08)

ONCE-YEARLY
SUPPRELIN® LA
(histrelin acetate) subcutaneous implant

SANCTURA XR™
(trospium chloride extended release capsules)

VANTAS Implantation

ENDO
PHARMACEUTICALS

Indevus Company Overview
Specialty pharmaceutical company focused on urology and
endocrinology
Five marketed products
Well differentiated
Strong growth potential
Efficient sales & marketing (100 reps)
Specialized manufacturing
Late-stage pipeline
5 products in mid- to late-stage clinical development
2  products currently seeking regulatory approval
Unique and proprietary drug delivery technology

PRODUCT PIPELINE
PHASE I
PHASE II
PHASE III
NDA
MARKET
VALSTAR™
Bladder cancer
NEBIDO®
Hypogonadism
Octreotide Implant
Acromegaly
Pagoclone
Licensed To Teva
Stuttering
PRO 2000
Prevention of HIV & other STDs

ENDO PHARMACEUTICALS

5 Indevus Product Pipeline

Small, Soft, Hydrogel Subcutaneous Implant
Well-controlled, Platform-based Technology
Continuous, Steady-state drug delivery
Highly biocompatible
Proprietary manufacturing process in Cranbury, NJ
Market Validated; Approved- FDA, EU, South
America, Asia
VANTAS®, Supprelin® LA
Extensive safety experience (>50,000 implants to
date)
Controlled
Diffusion
Through Wall
D
R
U
G
HYDRON®
Polymer Technology
Implant Overview

ENDO PHARMACEUTICALS

Indevus Pharmaceuticals, Inc.

ENDO PHARMACEUTICALS

Value of Indevus to Endo
• Pain franchise provides foundation for combined entity
• Urology represents market with large growth opportunity
• Indevus provides near-term revenue stream
• Indevus broadens pipeline and provides platform technology
• Indevus supports Endo’s expanded vision

$100,000
$80,000
$60,000
$40,000
$20,000
$0
2003
2004
2005
2006
2007
2008

ENDO PHARMACEUTICALS

8 Indevus Revenue History* (Fiscal year)* *Indevus’ fiscal year ends on 9/30 ($000’s)